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                                                                 EXHIBIT 99.2


                              OAK TECHNOLOGY, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "AGREEMENT") by and between Oak Technology, Inc., a Delaware corporation (the "COMPANY"), and Young Sohn (the "EMPLOYEE"), is made as of February 22, 1999 (such date being sometimes referred to herein as the "DATE OF GRANT").

                                 R E C I T A L S

         A. The Company has adopted and implemented its Executive Stock Option Plan (the "PLAN") permitting the grant of stock options to employees and consultants of the Company or any Parent or Subsidiary (each as defined in the Plan) of the Company, some of which are intended to be non-qualified stock options in that they do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), to purchase shares of the authorized but unissued Common Stock or treasury shares of the Company, $0.001 par value ("COMMON STOCK").

         B. The Board of Directors of the Company (the "BOARD") or the Committee (as defined in the Plan) (subsequent references herein to the Board shall also mean the Committee, if such Committee has been appointed) has authorized the granting of a non-qualified stock option to Employee, thereby allowing Employee to acquire an ownership interest (or increase his or her existing ownership interest) in the Company. Unless otherwise defined in this Agreement or the context otherwise requires, all capitalized terms used in this Agreement shall have the respective meanings assigned to those terms in the Plan.

                                A G R E E M E N T

         NOW, THEREFORE, in reliance on the foregoing Recitals and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

         1. GRANT OF STOCK OPTION. The Company hereby grants to the Employee a non-transferable and non-assignable option to purchase an aggregate of up to 2,000,000 shares of the Company's Common Stock at the exercise price of Three Dollars ($3.00) per share, upon the terms and conditions set forth herein (such purchase right being sometimes referred to herein as "the Option" or "this Option").

         2. TERM AND TYPE OF OPTION. Unless earlier terminated in accordance with Sections 4 or 5.2 hereof, this Option and all rights of the Employee to purchase Common Stock hereunder shall expire with respect to all of the shares then subject to this Agreement at 5:00 p.m. Pacific time on February 21, 2009 (the "OPTION EXPIRATION DATE"). This Option is a non-qualified stock option in that it is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Accordingly, the Employee understands that under current law he or she will recognize ordinary income for federal income tax purposes upon exercise of this Option in an amount equal to the excess (if any) of the Fair Market Value (as defined in the Plan) of the shares of Common Stock so purchased over the exercise price paid for such shares.

         3. EXERCISE SCHEDULE. Subject to the remaining provisions of this Agreement, this Option shall be exercisable in full on and after the Date of Grant and prior to the expiration of the Option term, provided that the Employee agrees that the Company has the right to repurchase (the "REPURCHASE OPTION") any shares acquired upon exercise of the Option which have not vested (the "UNVESTED SHARES") pursuant to the terms of this Section 3. For each full month of the Employee's continuous employment with the Company (or any Parent or Subsidiary) after his employment commencement date, 1/48 of the shares subject to the Option shall become vested; provided, however, that vesting of shares subject to the Option shall accelerate to the extent provided in the Employment Agreement between the Company and the Employee. In addition, the Company may require the Employee to

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deposit the certificate(s) evidencing the Unvested Shares which are acquired upon exercise of the Option with an agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company.

                  3.1 EXERCISE OF REPURCHASE OPTION. If the Employee's employment with the Company is terminated for any reason or for no reason, with or without cause, or if the Employee or the Employee's legal representative attempts to dispose of any Unvested Shares other than as allowed in this Agreement, the Company may exercise the Repurchase Option by written notice to the Employee or the Employee's legal representative within sixty (60) days after such termination or after the Company has received notice of the attempted disposition.

                  3.2 PAYMENT FOR SHARES AND RETURN OF SHARES. The purchase price for each Unvested Share being repurchased shall be an amount equal to the Employee's original cost per share (as adjusted pursuant to Section 5). Payment by the Company to the Employee or the Employee's legal representative shall be made in cash within thirty (30) days after the date of the mailing of the written notice of exercise of the Repurchase Option. For purposes of the foregoing, cancellation of any promissory note of the Employee to the Company shall be treated as payment to the Employee in cash to the extent of the unpaid principal and any accrued interest canceled. The shares being repurchased shall be delivered by the Employee to the Company at the same time as the delivery of the repurchase price to the Employee.

                  3.3 TRANSFERS NOT SUBJECT TO THE REPURCHASE OPTION. The Repurchase Option shall not apply to (1) a transfer to the Employee's ancestors, descendants or spouse or to a trustee for their benefit or the benefit of the Employee, provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the stock subject to all the terms and conditions of this Agreement, including this Section 3 providing for a Repurchase Option, or (2) a Change in Control (provided that any securities or property to which the Employee is entitled by reason of his ownership of the Unvested Shares shall continue to be subject to the Repurchase Option).

                  3.4 LEGENDS. The Company may at any time place a legend or legends referencing the Repurchase Option on any certificates evidencing Unvested Shares.

                  3.5 ASSIGNMENT OF REPURCHASE OPTION. The Company shall have the right to assign the Repurchase Option, at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

         4. RIGHTS ON TERMINATION OF EMPLOYMENT. Upon the termination of the Employee's employment with the Company (or with any Parent or Subsidiary of the Company), the Employee's right to exercise this Option shall be limited in the manner set forth in this Section 4 (and this Option shall terminate in the event not so exercised), provided that in any event, the Option may not be exercised after the Option Expiration Date.

                  4.1 DEATH. If the Employee's employment is terminated by death, the Employee's estate may, for a period of twelve (12) months following the date of such termination, exercise the Option to the extent it was exercisable by the Employee on the date of such termination. The Employee's estate shall mean the Employee's legal representative upon death or any person who acquires the right to exercise the Option by reason of such death in accordance with Section 6.2.

                  4.2 RETIREMENT. If the Employee's employment is terminated by voluntary retirement at or after reaching sixty-five (65) years of age, the Employee may, within three (3) months following the date of such termination, exercise the Option to the extent it was exercisable by the Employee on the date of such termination unless the Employee dies prior thereto, in which event the Employee shall be treated as though the Employee had died on the date of retirement and the provisions of Section 4.1 above shall apply.

                  4.3 DISABILITY. If the Employee's employment is terminated because of a Disability, the Employee may, within twelve (12) months following the date of such termination, exercise the Option to the extent it was exercisable by the Employee on the date of such termination unless the Employee dies prior to the expiration of such period, in which event the Employee shall be treated as though the Employee's death occurred on the date of termination because of Disability and the provisions of Section 4.1 above shall apply.

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                  4.4 OTHER TERMINATION. If the Employee's employment is
terminated for any reason other than provided in Sections 4.1, 4.2 and 4.3 above, the Employee or the Employee's estate may, within three (3) months after the date of the Employee's termination, exercise the Option to the extent it was exercisable by the Employee on the date of such termination.

                  4.5 TRANSFER OF EMPLOYMENT TO RELATED CORPORATION. In the event the Employee leaves the employ of the Company to become an employee of any Parent or Subsidiary of the Company or if the Employee leaves the employ of any such Parent or Subsidiary to become an employee of the Company or of another Parent or Subsidiary, the Employee shall be deemed to continue as an employee of the Company for all purposes of this Agreement for so long as employment with a Parent or Subsidiary continues.

         5.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CHANGE OF
CONTROL.

                  5.1 STOCK SPLITS AND SIMILAR EVENTS. Appropriate adjustments shall be made in the number and class of shares of capital stock subject to the Option and in the exercise price of the Option in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become shares of another corporation (the "NEW SHARES"), the Company may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares subject to and the exercise price of the Option shall be adjusted in a fair and equitable manner.

                  5.2 CHANGE OF CONTROL. In the event of a Change of Control (as defined below), the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), shall either assume the Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change of Control nor exercised as of the date of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control. A "CHANGE OF CONTROL" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                      5.2.1 the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange.

                      5.2.2 a merger or consolidation in which the Company is a party where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation.

                      5.2.3 the sale, exchange, or transfer of all or substantially all of the assets of the Company other than a sale, exchange, or transfer to one (1) or more subsidiaries of the Company.


                      5.2.4 a liquidation or dissolution of the Company.

                  5.3 BOARD'S DETERMINATION FINAL AND BINDING UPON EMPLOYEE. To the extent that the foregoing adjustments in this Section 5 relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The Company agrees to give notice of any such adjustment to the Employee; provided, however, that any such adjustment shall be effective and binding for all purposes hereof whether or not such notice is given or received.

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                  5.4 NO RIGHTS EXCEPT AS EXPRESSLY STATED. Except as
hereinabove expressly provided in this Section 5, no additional rights shall accrue to the Employee by reason of any subdivision or combination of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or of stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to the Option. Neither the Employee nor any person claiming under or through the Employee shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares issuable upon the exercise of this Option, unless and until this Option is properly and lawfully exercised and a certificate representing the shares so purchased is duly issued and delivered to the Employee or to his or her estate.

                  5.5 NO LIMITATIONS ON COMPANY'S DISCRETION. The grant of the Option hereby shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         6.       MANNER OF EXERCISE.

                  6.1 GENERAL INSTRUCTIONS FOR EXERCISE. The Option shall be exercised by the Employee by completing, executing and delivering to the Company a Notice of Exercise (the "NOTICE OF EXERCISE"), in substantially the form attached hereto as Exhibit A, which Notice of Exercise shall specify the number of shares of Common Stock which the Employee elects to purchase. The Company's obligation to deliver shares upon the exercise of this Option shall be subject to the Employee's satisfaction of all applicable federal, state, local and foreign income and employment tax withholding requirements, if any. Upon receipt of such Notice of Exercise and of payment of the purchase price (and payment of applicable taxes as provided above), the Company shall, as soon as reasonably possible and subject to all other provisions hereof, deliver certificates for the shares of Common Stock so purchased, registered in the Employee's name or in the name of his or her legal representative (if applicable). Payment of the purchase price upon any exercise of the Option shall be made by check acceptable to the Company or in cash; provided, however, that the Committee may, in its sole and absolute discretion, accept any other legal consideration to the extent permitted under applicable laws and the Plan including, without limitation, consummation of an immediate sale proceeds transaction ("IMMEDIATE SALE PROCEEDS"), which transaction may be executed (a) through a "same day sale" commitment from the Employee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD DEALER") whereby the Employee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased under the Option to pay for the aggregate exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the aggregate exercise price directly to the Company or
(b) through a "margin" commitment from the Employee and a NASD Dealer whereby the Employee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the aggregate exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the aggregate exercise price directly to the Company.

                  6.2 EXERCISE PROCEDURE AFTER DEATH. To the extent exercisable after the Employee's death, this Option shall be exercised only by the Employee's executor(s) or administrator(s) or the person or persons to whom this Option is transferred under the Employee's will or, if the Employee shall fail to make testamentary disposition of this Option, under the applicable laws of descent and distribution. Any such transferee exercising this Option must furnish the Company with (1) written Notice of Exercise and relevant information as to his, her or its status, (2) evidence satisfactory to the Company to establish the validity of the transfer of this Option and compliance with any laws or regulations pertaining to said transfer, and (3) written acceptance of the terms and conditions of this Option as contained in this Agreement.

         7. NON-TRANSFERABLE. The Option shall, during the lifetime of the Employee, be exercisable only by the Employee (or the Employee's guardian or legal representative) and shall not be transferable or assignable by the Employee in whole or in part other than by will or the laws of descent and distribution. If the Employee shall make

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any such purported transfer or assignment of the Option, such assignment shall be null and void and of no force or effect whatsoever.

         8. COMPLIANCE WITH SECURITIES AND OTHER LAWS. The Option may not be exercised and the Company shall not be obligated to deliver any certificates evidencing shares of Common Stock hereunder if the issuance of shares upon such exercise would constitute a violation of any applicable requirements of: (i) the Securities Act of 1933, as amended, (ii) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) applicable state or foreign securities laws, (iv) any applicable listing requirement of any stock exchange on which the Company's Common Stock is then listed, and (v) any other law or regulation applicable to the issuance of such shares. Nothing herein shall be construed to require the Company to register or qualify any securities under applicable federal, state or foreign securities laws, or take any action to secure an exemption from such registration and qualification for the issuance of any securities upon the exercise of the Option. To the extent deemed necessary by the Company's counsel, shares of Common Stock issued upon exercise of this Option shall include such legends as in the opinion of the Company's counsel may be required by applicable federal, state and foreign securities laws.

         9. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in this Agreement shall: (i) confer upon the Employee any right with respect to the continuance of employment by the Company, or by any Parent or Subsidiary of the Company, or (ii) limit in any way the right of the Company, or of any Parent or Subsidiary, to terminate the Employee's employment at any time. Except to the extent the Company and Employee shall have otherwise agreed in writing, Employee's employment shall be terminable by the Company (or by a Parent or Subsidiary, if applicable) at will. The Board in its sole discretion shall determine whether any leave of absence or interruption in service (including an interruption during military service) shall be deemed a termination of employment for the purposes of this Agreement.

         10. OPTION SUBJECT TO TERMS OF PLAN. In addition to the provisions hereof, this Agreement and the Option are governed by, and subject to the terms and conditions of, the Plan. The Employee acknowledges receipt of a copy of the Plan (a copy of which is attached hereto as Exhibit B). The Employee represents that he or she is familiar with the terms and conditions of the Plan, and hereby accepts the Option subject to all of the terms and conditions thereof, which terms and conditions shall control to the extent inconsistent in any respect with the provisions of this Agreement. The Employee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board as to any questions arising under the Plan or under this Agreement.

         11. INTENT TO COMPLY WITH SEC RULE 16b-3. With respect to Insiders, transactions under this Agreement are intended to comply with all applicable conditions of SEC Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Agreement or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Moreover, in the event this Agreement does not include a provision required by Rule 16b-3 to be stated herein, such provision shall be deemed automatically to be incorporated by reference into this Agreement insofar as Insiders are concerned.

         12. NOTICES. All notices and other communications of any kind which either party to this Agreement may be required or may desire to serve on the other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the other party at the addresses indicated on the signature page hereof or as otherwise provided below. Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. Either party may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.

         13. FURTHER ASSURANCES. The Employee shall, upon request of the Company, take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Agreement and, when required or permitted by any provision of this Agreement to transfer all or any portion of the Common Stock purchased hereunder to the Company (and its assignees), the Employee shall deliver such Common Stock endorsed in blank or accompanied by Stock

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Assignments Separate from Certificate endorsed in blank, so that title thereto will pass by delivery alone. Any sale or transfer by the Employee of the Common Stock to the Company (and its assignees) shall be made free of any and all claims, encumbrances, liens and restrictions of every kind, other than those imposed by this Agreement.

         14. SUCCESSORS. Except to the extent the same is specifically limited by the terms and provisions of this Agreement, this Agreement is binding upon the Employee and the Employee's successors, heirs and personal representatives, and upon the Company, its successors and assigns.

         15. TERMINATION OR AMENDMENT. Subject to the terms and conditions of the Plan, the Board may terminate or amend the Plan and/or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Employee.

         16. INTEGRATED AGREEMENT. This Agreement, the Plan and the Employment Agreement between the Company and the Employee constitute the entire understanding and agreement of the Employee and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties between the Employee and the Company other than those set forth or provided for herein. To the extent contemplated herein, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

         17. OTHER MISCELLANEOUS TERMS. Titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of California, irrespective of its choice of law principles.

         18. INDEPENDENT TAX ADVICE. The Employee agrees that he or she has obtained or will obtain the advice of independent tax counsel (or has determined not to obtain such advice, having had adequate opportunity to do
so) regarding the federal, state and/or foreign income tax consequences of the receipt and exercise of the Option and of the disposition of Common Stock acquired upon exercise hereof. The Employee acknowledges that he or she has not relied and will not rely upon any advice or representation by the Company or by its employees or representatives with respect to the tax treatment of the Option.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:                                         EMPLOYEE:

OAK TECHNOLOGY, INC.
a Delaware Corporation


/s/ Shawn M. Soderberg                           /s/ Young K. Sohn
-----------------------                          ------------------------------
Signature                                        Signature

By:   Shawn M. Soderberg                         Name Printed:  Young K. Sohn
                                                              ----------------
Its:   Vice President, General Counsel
       and Corporate Secretary                   Address:
                                                         ----------------------
Address: 139 Kifer Court
         Sunnyvale, CA  94086                    ------------------------------
               U.S.A.

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                              SCHEDULE OF EXHIBITS
                              --------------------

      EXHIBIT A:           Form of Notice of Exercise for Oak Technology, Inc.
                                   Employee Non-Qualified Stock Option Agreement

      EXHIBIT B:           Executive Stock Option Plan